UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2009

Date of Report (Date of earliest event reported)

Northstar Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-34078	91-1976637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 728-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 30, 2009, Northstar Neuroscience, Inc. (the “Company”) implemented a reduction in its workforce of approximately 64%, leaving the Company with 13 employees. The Company took this action to reduce operating costs and align its operations with the Board of Director’s previously announced adoption of, and recommendation to the shareholders of, a Plan of Complete Liquidation and Dissolution. The Company expects to terminate substantially all of the remaining workforce by the end of the second quarter of 2009, with a small number of employees remaining to assist in the wind down of the Company’s operations, subject to shareholder approval.

In connection with the reduction in workforce that occurred on January 30, 2009 and the subsequent reduction of transitional employees, the Company expects to incur costs associated with termination benefits of approximately $2.5 million, comprised of severance payments and continuation of medical insurance benefits, and approximately $1.8 million of non-cash share-based compensation relating to the acceleration of equity award vesting. It is currently anticipated that these costs will be expensed during the first half of 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Dated: February 3, 2009	By:	/s/ Brian B. Dow
Brian B. Dow Vice President of Finance, Chief Financial Officer and Secretary

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